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                                                                   Exhibit 99.1
                                                                   ------------

                             OFFICER'S CERTIFICATE
                             ---------------------

      This is to certify that the premiums for the insured Investment Company Blanket Bond issued by National Union Fire Insurance Company of Pittsburgh, PA were paid for the period January 1, 2007 through January 1, 2008.


Dated: September 4, 2007


                                       /s/ Kevin M. Oates
                                       -------------------------
                                       Kevin M. Oates, Treasurer